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  NEITHER THE SECURITY EVIDENCED BY THIS NOTE NOR THE SECURITIES ISSUABLE UPON
  CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
    OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER
      OR AN EXEMPTION THEREFROM, UNLESS AN OPINION OF COUNSEL IS FURNISHED
      REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY STATING
                    THAT AN EXEMPTION FROM THE REGISTRATION
            REQUIREMENTS OF APPLICABLE SECURITIES LAWS IS AVAILABLE.


                                 GLOBESPAN, INC.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE


$90,000,000                                                    February 24, 2000
                                                            Red Bank, New Jersey


          FOR VALUE RECEIVED, GlobeSpan, Inc., a Delaware corporation ("Company"), promises to pay to PairGain Technologies, Inc. ("Holder"), or its assigns, the principal sum of Ninety Million Dollars ($90,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this subordinated convertible promissory note (this "Note") on the unpaid principal balance calculated in accordance with
Section 2 hereof. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the seventh anniversary of the date of this Note, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to the Asset Purchase Agreement (as defined below).

          The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

          1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

               (a) "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated January 21, 2000, between the Company and the Holder.

               (b) "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

               (c) "Common Stock" shall mean the shares of common stock, par value $0.001, of Company.

               (d) "Event of Default" has the meaning given in Section 4 hereof.


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               (e) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the holder of this Note.

               (f) "Liquidity Event" shall mean (i) any consolidation or merger of Company with or into any Person, or any other corporate reorganizations in which Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by Company in which in excess of 50% of Company's voting power is transferred; (ii) a sale of Company assets in one or a series of related transactions where the aggregate gross proceeds to the Company are in excess of $30,000,000; or (iii) a sale of debt or equity securities of the Company, where the aggregate gross proceeds to the Company are in excess of $30,000,000.

               (g) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms hereof, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

               (h) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

               (i) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement of even date herewith, between the Company and the Holder.

               (j) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with,
(i) indebtedness of Company, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

               (k) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting

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power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, (c) any other entity included in the financial statements of Company on a consolidated basis.

          2. Interest. The interest rate to be applied to the unpaid principal balance of this Note shall be five percent (5%) per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months). Interest shall accrue and shall not be payable until the final maturity of the Note or its earlier prepayment or conversion. If this Note or a portion hereof is called for prepayment or conversion as provided herein, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment or conversion.

          3. Prepayment. At any time (i) on or prior to August 24, 2000, upon fifteen days prior written notice to Holder, or (ii) after August 24, 2000, concurrently with the consummation of a Liquidity Event, provided that Company has given Holder not less than ten Business Days prior written notice of the consummation of such Liquidity Event, Company may (subject to the limitations set forth below in this Section 3), at its option, prepay, without penalty or premium, this Note in whole or in part, from time to time, unless Holder elects to convert this Note in accordance with section 7 of this Note; provided that any such prepayment will be applied first to interest accrued on this Note to the date of prepayment and second, if the amount of prepayment exceeds the amount of all such expenses and accrued interest to the date of prepayment, to the payment of principal of this Note. Any notice of prepayment given by the Company under this Section 3 in connection with a Liquidity Event, shall include the aggregate gross proceeds that the Company will receive in connection with such Liquidity Event (the "Liquidity Proceeds") together with the amount under this Note that the Company intends to prepay concurrently with the consummation of such Liquidity Event (the "Prepayment Amount"); provided, that, in no event shall the Prepayment Amount exceed the Liquidity Proceeds; provided, further, that in the event such Liquidity Event is a sale of equity securities of the Company pursuant to a registered offering under the Securities Act of 1933, as amended, in which the Holder would be entitled to participate pursuant to the terms of the Registration Rights Agreement, then in no event shall the Prepayment Amount exceed the aggregate net proceeds that the Holder would have received had the Holder elected to participate in such offering. In addition, notice of prepayment or other notices shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of making such notice of prepayment or other notice.

          4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

               (a) FAILURE TO PAY. Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) Business Days of Company's receipt of Holder's written notice to Company of such failure to pay; or
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               (b) VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Company or
any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

               (c) INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

          5. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 4(b) and 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. At any time after any declaration of acceleration as to this Note has been made as provided in this Section 5, the Holder may, by notice to the Company, rescind such declaration and its consequences, if (i) the Company has paid all overdue installments of interest on this Note and all principal that has become due otherwise than by such declaration of acceleration and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such recission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.


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          6. Subordination.

               (a) SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's Senior Indebtedness.

               (b) FURTHER ASSURANCES. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreements requested from time to time by holders of Senior Indebtedness, and as a condition to Holder's rights hereunder, Company may require that Holder execute such forms of subordination agreements; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

               (c) OTHER INDEBTEDNESS. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

               (d) NO IMPAIRMENT. Subject to the rights, if any, of the holders of Senior Indebtedness, under subordination agreements entered into between Holder and holders of Senior Indebtedness, to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this
Section 6 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

          7. Conversion.

               (a) VOLUNTARY CONVERSION. On or after August 24, 2000, Holder has the right, at Holder's option, at any time prior to payment in full of this Note, to convert this Note, in whole or in part, at the office of the Company or any transfer agent into the number of shares of Common Stock of the Company which is equal to the quotient obtained by dividing (A) the outstanding principal unpaid amount of this Note (or a portion thereof) which the Holder elects to convert, by (B) the Note Conversion Price, immediately in effect prior to the time of such conversion. The "Note Conversion Price" shall be $92.49 (as adjusted from time to time as provided below).

               (b) MECHANICS OF CONVERSION. This Note is convertible by surrendering the original Note, duly endorsed, at the office of the Company or of any transfer agent for the shares of Common Stock and giving written notice to Company at such office that Holder elects to convert the same. Thereupon, the Company shall, as soon as practicable thereafter, issue and deliver at such office to Holder a certificate or certificates for the number of shares of Common Stock to which Holder is entitled together with a check in an amount equal to the amount of accrued but unpaid interest on the principal amount of the Note which is being converted, and, if the Holder elects to convert less than the entire unpaid amount of this Note, then the Company shall, at the same time it issues and delivers the Common Stock certificate or certificates, issue and deliver at such office to Holder a new promissory note, in substantially the form hereof, representing the remaining amounts owing hereunder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
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               (c) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company
at any time or from time to time after the date of this Note (the "Effective Date") effects a division of the outstanding shares of Common Stock, then the Note Conversion Price shall be proportionately decreased and, conversely, if this Company at any time, or from time to time, after the Effective Date combines the outstanding shares of Common Stock, then the Note Conversion Price shall be proportionately increased. Any adjustment under this Section 7(c) shall be effective on the close of business on the date such division or combination becomes effective.

               (d) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Effective Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Note Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business of such record date, by multiplying the Note Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, and (ii) the denominator of which shall be the sum of (A) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; PROVIDED, HOWEVER, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, then the Note Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Note Conversion Price shall be decreased pursuant to this Section 7(d) as of the date or dates of actual payment of such dividend or distribution.

               (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Effective Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of the Company other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the Holder shall receive upon conversion of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which it would have received had this Note been converted into shares of Common Stock on the date one day before such event (adjusted to account for any additional accrued but unpaid interest and other fees due under this Note) and had Holder thereafter, from the date of such event to and including the actual date of conversion of this Note, retained such securities, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the Holder.

               (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Effective Date the number of shares of Common Stock issuable upon conversion of this Note, is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or a stock dividend, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7), then in any such event the Holder shall have the right thereafter to convert this Note into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which this Note, could have been converted immediately prior to such recapitalization (adjusted to account for any additional accrued but unpaid interest and other fees due under this Note), reclassification or change, all subject to further adjustment as provided herein.

               (g) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Effective Date there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of this Company into or with another corporation or the sale of all or substantially all of its assets to another corporation in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, unless this Note is converted prior thereto or prepaid upon consummation thereof as provided in Section 3 above, as a part of such capital reorganization, merger or ,consolidation, or sale, provision shall be made so that the Holder shall thereafter receive upon conversion hereof the number of shares of stock or other securities or property of this Company, or of the successor corporation resulting from such capital reorganization, merger, or consolidation or sale, to which a holder of the number of shares of Common Stock into which this Note would have been entitled on such capital reorganization, merger, consolidation or sale (adjusted to account for any additional accrued but unpaid interest due under this Note). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Holder after such capital reorganization, merger, consolidation, or sale. The provisions of this Section 7 (including adjustment of the Note Conversion Price and the number of shares into which this Note may be converted) shall be applicable after that event and be as nearly equivalent to such Note Conversion Prices and number of shares as may be practicable.

               (h) FRACTIONAL SHARES; EFFECT OF CONVERSION. The Company may, but shall not be obligated to, issue any fractional shares upon conversion of this Note. In the event that Company elects not to issue fractional shares, Company shall round the number of shares to the nearest whole share of each type of Common Stock, provided that if such rounding would result in Holder receiving less than 99.9% of the amount of such Common Stock to which it is entitled, pursuant to this Section 7, such fraction shall be rounded up to the next whole share of Common Stock.

               (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued

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                                     [copy]


shares of Common Stock or treasury stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

          8. Successors and Assigns. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          9. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

          10. Waiver. Company hereby waives presentment, demand, or protest and any notice of any kind in connection with the delivery, acceptance, performance, default, acceleration, or collection of this Note.

          11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Asset Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

          12. Payment. Payments made hereunder shall be made in lawful tender of the United States.

          13. Expenses. If action is instituted to collect any amounts owing under this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

          14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

          IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

GLOBESPAN, INC.,
a Delaware corporation



By:/s/Armando Geday [copy]
   Armando Geday, President and Chief
   Executive Officer